As filed with the Securities and Exchange Commission on December 12, 2011

Registration No. 33-53899

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

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CLARCOR Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware                            36-0922490
(State or Other Jurisdiction of                      (I.R.S. Employer
Incorporation or Organization)                     Identification Number)

840 Crescent Centre Drive, Suite 600
Franklin, Tennessee 37067
615-771-3100
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant's Principal Executive Offices)

CLARCOR 401(k) Retirement Savings Plan
(Full Title of the Plan)

Richard M. Wolfson
Vice President, General Counsel and Secretary
CLARCOR Inc.
840 Crescent Centre Drive, Suite 600
Nashville, Tennessee 37067
615-771-3100
(Name, Address, Including Zip Code, and Telephone Number
Including Area Code, of Agent For Service)

Copies to:

J. Page Davidson
Bass, Berry & Sims PLC
150 Third Avenue South, Suite 2800
Nashville, Tennessee 37201
(615) 742-6200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT
(REGISTRATION NO. 33-53899)
CLARCOR INC.

Deregistration of Securities

This Post-Effective Amendment No. 1 to Form S-8 Registration Statement (Registration No. 33-53899) (the “Registration Statement”) is being filed to deregister certain shares of Common Stock, $1.00 par value per share (the “Shares”), of CLARCOR Inc. (the “Company”) that were registered for issuance pursuant to the CLARCOR 401(k) Retirement Savings Plan (the “Plan”). The Registration Statement registered 500,000 Shares pursuant to the Plan.

In accordance with the undertaking made by the Company in the Registration Statement to remove from registration by means of a post-effective amendment any of the Shares registered under the Registration Statement that remain unsold at the termination of the offering, the Company hereby removes from registration the Shares registered but unsold under the Registration Statement. The Registration Statement is hereby amended, as appropriate, to reflect the removal from registration of such Shares.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 Registration Statement (Registration No. 33-53899) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on December 12, 2011.

CLARCOR Inc.

By:    /s/ Norman E. Johnson
Norman E. Johnson
Chairman of the Board & Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Form S-8 Registration Statement (Registration No. 33-53899) has been signed by the following persons in the capacities and on the dates indicated.

Date: December 12, 2011	By:	/s/ NORMAN E. JOHNSON
Norman E. Johnson Chairman of the Board & Chief Executive Officer and Director

Date: December 12, 2011	By:	/s/ CHRISTOPHER L. CONWAY
Christopher L. Conway President & Chief Operating Officer

Date: December 12, 2011	By:	/s/ DAVID J. FALLON
David J. Fallon Chief Financial Officer & Chief Accounting Officer

Date: December 12, 2011	By:	/s/ J. MARC ADAM
J. Marc Adam Director

Date: December 12, 2011	By:	/s/ JAMES W. BRADFORD, JR.
James W. Bradford, Jr. Director

Date: December 12, 2011	By:	/s/ ROBERT J. BURGSTAHLER
Robert J. Burgstahler Director

Date: December 12, 2011	By:	/s/ PAUL DONOVAN
Paul Donovan Director

Date: December 12, 2011	By:	/s/ MARK A. EMKES
Mark A. Emkes Director

Date: December 12, 2011	By:	/s/ ROBERT H. JENKINS
Robert H. Jenkins Director

Date: December 12, 2011	By:	/s/ PHILIP R. LOCHNER, JR.
Philip R. Lochner, Jr. Director

Date: December 12, 2011	By:	/s/ JAMES L. PACKARD
James L. Packard Director